IRONWOOD MULTI-STRATEGY FUND LLC – LETTER OF TRANSMITTAL

Regarding Units of Ironwood Multi-Strategy Fund LLC Being Tendered Pursuant to
the Offer to Purchase Dated February 26, 2016

THIS LETTER OF TRANSMITTAL (“LETTER OF TRANSMITTAL”) MUST BE RECEIVED BY
STATE STREET BANK AND TRUST COMPANY AT THE FOLLOWING ADDRESS:

FOR OVERNIGHT MAIL: STATE STREET BANK AND TRUST COMPANY ATTENTION: TRANSFER AGENT 100 HUNTINGTON AVE, COPLEY PLACE TOWER 2, FLOOR 3 MAIL CODE: CPH0255 BOSTON, MA 02116	FOR FIRST CLASS MAIL: STATE STREET CORPORATION ATTENTION: TRANSFER AGENT BOX 5493 MAIL CODE: CPH0255 BOSTON, MA 02206

BY 11:59 P.M., EASTERN DAYLIGHT TIME, ON SUNDAY, MARCH 27, 2016.

To Whom It May Concern:
The undersigned, on behalf of himself, herself or an entity for which the undersigned is an authorized signatory (collectively, the “Selling Member”) hereby tenders to Ironwood Multi-Strategy Fund LLC (the “Feeder Fund”) all or such portion of the units of limited liability company interest of the Feeder Fund (“Units”) held by the Selling Member (such tendered Units as detailed on the Information Sheet attached hereto, the “Tendered Units”) on the terms and conditions set out in the Offer to Purchase, dated February 26, 2016 (the “Offer”).  THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FEEDER FUND TO REJECT ANY AND ALL TENDERED UNITS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE PROPERLY TENDERED.

The Selling Member hereby:

1.
agrees (a) to sell to the Feeder Fund the Tendered Units; (b) to execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer; (c) that all authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the Selling Member; (d) that the obligation of the Selling Member hereunder will be binding on the heirs, personal representatives, successors and assigns of the Selling Member; and (e) that the tender of the Tendered Units is irrevocable by the Selling Member.

2.
represents and warrants that (a) the Selling Member has full authority to sell the Tendered Units; (b) if the Feeder Fund determines to purchase all or a portion of the Tendered Units, the Feeder Fund will acquire good title to such Tendered Units, free and clear of all liens, charges, encumbrances, conditional sales agreements, adverse claims or other obligations (except, for the avoidance of doubt, any obligations set forth in the amended and restated limited liability company agreement of the Feeder Fund or as may arise under applicable law); and (c) if the Selling Member is an entity, that the undersigned has full power and authority to sell to the Tendered Units to the Feeder Fund pursuant to the terms of the Offer;

3.
acknowledges and agrees that (a) the Selling Member has received the Offer; (b) the Selling Member has had an opportunity to review the Offer and ask the Feeder Fund (or its affiliates) any questions that the Selling Member deems necessary to determine whether to tender the Tendered Units; and (c) under certain circumstances set out in the Offer, the Feeder Fund may not be required to purchase any or all of the Tendered Units;

Letter of Transmittal Page 1 of 4

4.
acknowledges and agrees that, as of June 30, 2016 (the “Repurchase Date”), if the Feeder Fund determines to purchase all or any portion of the Tendered Units that have been held by the Selling Member for less than one year as of the Repurchase Date (such portion purchased, the “Purchased Units”), the Selling Member will be subject to a fee of 5.00% of the value of the Purchased Units, payable to the Feeder Fund (an “Early Repurchase Fee”);

5.
acknowledges and agrees that, if the Purchased Units represent less than 95% of the Units held by the Selling Member, the Selling Member will receive the specified dollar amount equal to the net asset value of such Purchased Units, less the applicable Early Repurchase Fee and, not later than promptly after the Repurchase Date, the Selling Member will be given a non-interest bearing, non-transferrable promissory note issued by the Feeder Fund entitling the Selling Member to be paid an amount equal to 100% of the unaudited net asset value of the Selling Member’s Purchased Units, determined as of the Repurchase Date (after giving effect to all allocations to be made as of that date to the Selling Member’s Units), less the applicable Early Repurchase Fee, which such note will entitle the Selling Member to be paid upon the later of (i) 30 calendar days after the Repurchase Date and (ii) if the Feeder Fund has requested withdrawals of capital or redemptions of interests from any investment funds in order to fund the repurchase, 10 business days after the Fund has received at least 90% of the aggregate amount withdrawn or redeemed from such investment funds (the “Payment Date”);

6.
acknowledges and agrees that, if the Purchased Units represent 95% or more of the Units held by the Selling Member, the Selling Member will receive the specified dollar amount equal to the net asset value of such Purchased Units, less the applicable Early Repurchase Fee, and  the Feeder Fund will issue the Selling Member (a) cash or a non-interest bearing, non-transferrable promissory note issued by the Feeder Fund in an amount equal to 95% of the estimated unaudited net asset value of the Selling Member’s Purchased Units (as of the Repurchase Date, after giving effect to all allocations to be made as of that date to the Selling Member’s Units), less the allocable portion of any Early Repurchase Fee (the “Initial Payment”), which will be paid on or prior to the Payment Date; and (b) a non-interest bearing, non-transferable promissory note issued by the Feeder Fund entitling the Selling Member to up to the remaining 5% of the estimated unaudited net asset value of the Selling Member’s Purchased Units (as of the Repurchase Date, after giving effect to all allocations to be made as of the date to the Selling Member’s Units), less the allocable portion of any Early Repurchase Fee (the “Subsequent Payment”), provided, however, that the amount of the Subsequent Payment may be adjusted and paid following the later of (i) 120 calendar days after the Repurchase Date; or (ii) such longer period as the board of directors of the Feeder Fund (the “Board”) in its discretion deems necessary to protect the interests of the remaining members in the Feeder Fund, in each case so that the sum of the Initial Payment and the Subsequent Payment is equal to 100% of the final net asset value of the Purchased Units (as of the Repurchase Date, after giving effect to all allocations to be made as of that date to the Selling Member’s Units), less the applicable Early Repurchase Fee, provided, further, that the Board in its discretion, but giving due regard to the interests of the remaining Selling Members, may determine to make payment in satisfaction of a repurchase at earlier dates than those otherwise listed here;

7.
acknowledges and agrees that if the Purchased Units are equal to less than all of the Units held by the Selling Member and the Feeder Fund’s purchase of the Purchased Units would cause the Selling Member’s remaining Units to have an aggregate net asset value of less than $25,000, the Feeder Fund may reduce the amount of the Purchased Units so that the Selling Member’s required minimum aggregate net asset value of Units is maintained; and

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8.
acknowledges and agrees that (i) for each disposition of the Purchased Units by the Selling Member, the cost basis will be calculated using the Feeder Fund’s default method of first-in, first-out, unless the Selling Member has instructed the Feeder Fund in writing to use a different calculation method permitted by the Internal Revenue Service, including average cost or specific Unit lot identification and (ii) the cost basis method elected by the Selling Member (or the cost basis method applied by default) for each disposition of Purchased Units may not be changed after the settlement date of each such disposition of Purchased Units.

Signature	Name (and Title, if applicable))	Date

Signature	Name (and Title, if applicable))	Date

Signature	Name (and Title, if applicable))	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FEEDER FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

PLEASE FAX OR MAIL TO:

FOR OVERNIGHT MAIL:

State Street Bank and Trust Company
Attention: Transfer Agent
100 Huntington Ave, Copley Place Tower 2, Floor 3
Mail Code: CPH0255
Boston, MA 02116

PHONE: (617) 662-7100*
FAX: (617) 937-3051**
FOR FIRST CLASS MAIL: State Street Corporation Attention: Transfer Agent BOX 5493 Mail Code: CPH0255 Boston, MA 02206

FOR ADDITIONAL INFORMATION:  PHONE: (415) 777-2400 (Ironwood)

* PLEASE CALL STATE STREET BANK AND TRUST COMPANY TO CONFIRM RECEIPT OF THIS LETTER OF TRANSMITTAL.

** IF YOU CHOOSE TO FAX THIS TRANSMITTAL, YOU MUST ALSO SEND A COPY TO STATE STREET BANK AND TRUST COMPANY AT THE ADDRESS INDICATED ABOVE.

IF YOU DO NOT RECEIVE WRITTEN CONFIRMATION FROM STATE STREET BANK AND TRUST COMPANY, THEN YOUR TENDER WAS NOT ACCEPTED.

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INFORMATION SHEET TO LETTER OF TRANSMITTAL

Repurchase Date: June 30, 2016

Offer Acceptance Deadline: 11:59 p.m. EDT, Sunday, March 27, 2016

THIS INFORMATION SHEET MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

NAME AND ADDRESS OF SELLING MEMBER
Name:
Address:
City, State, Zip:
Telephone Number:
Advisor Firm Name (if applicable):
Advisor Rep Name:
Advisor Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, PSP, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

TENDERED UNITS:

[ ] Entire amount of Units	[ ]_______ Percent of Units	[ ]$_____________*

* If the total net asset value of your Units (as of the Repurchase Date) is equal to or less than this amount, this Letter of Transmittal will be treated as a request to tender all of your Units. If you wish to tender the entire amount of Units, do NOT check this box. Instead, check the “Entire amount of Units” box.

PAYMENT

Please deliver all cash proceeds via federal wire to the following:
Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:

PROMISSORY NOTE: Any promissory note issued will be registered in this name and mailed to the Selling Member at the address maintained in the books and records of the Feeder Fund.

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